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                                                                    EXHIBIT 99.7

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of AT&T Wireless Services, Inc., a Delaware corporation ("the Company"), in any amendments to the Company's Registration Statement on Form S-1 (File No. 333-59174) filed on April 18, 2001 or in any amendments to the Company's Registration Statement on Form S-1 (File No. 333-60472) filed on May 8, 2001.


                                        /s/ Donald V. Fites
                                        -----------------------------
                                        Name: Donald V. Fites

Dated: June 13, 2001